ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4620 (776) 684-5708 Website: www.nvsos.gov

	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20140834227-13
Articles of Domestication (PURSUANT TO NRS 92A.270)		Filing Date and Time 12/30/2014 3:05 PM
Entity Number E0648002014-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Entity Name and Type of Domestic Entity as set forth in its Constituent Documents:	Praxsyn Corporation
2. Entity Name Before Filing Articles of Domestication:	Praxsyn Corporation
3, Date and Jurisdiction of Original Formation:	06/06/2005
4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication:	Illinois
5. Signature of Authorized Representative:		12/16/2014
	Authorized Signature	Date

Filing Fee: $350.00

IMPORTANT: This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and the filing fees.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 92A Domestication Revised: 4-23-09

ARTICLES OF INCORPORATION

OF

PRAXSYN CORPORATION

FIRST. The name of the corporation is Praxsyn Corporation (the “Corporation”).

SECOND. The initial registered agent for service of process in Nevada is SunDoc Filings.

THIRD. The existence of the Corporation shall be perpetual.

FOURTH. The corporation shall have the authority to issue 1,400,000,000 shares of “Common Stock”, no par value and 10,000,000 shares of “Preferred Stock”, no par value. The Preferred Stock presently consists of the following Series: Series A Convertible Preferred Stock (the “Series A Stock”), Series B Convertible Preferred Stock (the “Series B Stock”), Series C Convertible Preferred Stock (the “Series C Stock”), and Series D Convertible Preferred Stock (the “Series D Stock”). The shares of the various Series of Preferred Stock shall have the following designations:

A.	SERIES A CONVERTIBLE PREFERRED STOCK

This section has been intentionally left blank.

B.	SERIES B CONVERTIBLE PREFERRED STOCK

ARTICLE I.

Designation, Amount and Par Value

Section 1.01 This series of Preferred Stock shall be designated as the Series B Convertible Preferred Stock (the “Series B Stock”) and the number of shares so designated shall be eighty thousand (80,000), which shall not be subject to increase without the affirmative vote or written consent of the holders (each a “Holder” and collectively, the “Holders”) of at least sixty-seven percent (67%) of the Series B Stock issued and outstanding at the time of any such vote or written consent. Each share of Series B Stock shall have no par value.

ARTICLE II.

Ranking

Section 2.01 The Series B Stock shall be, with respect to dividend rights and rights upon liquidation, winding-up or dissolution:

(a)	Senior to the Common Stock; and

(b)	Equal to the Series D Stock; and

(c)	Senior to any and all other classes or series of Preferred Stock, whether authorized now, or at any time in the future, unless any such subordination to any other class or series of Preferred Stock, is expressly agreed to, pursuant to an affirmative vote or written consent of Holders of at least sixty-seven percent (67%) of the Series B Stock issued and outstanding at the time of any such vote or written consent.

ARTICLE III.

Liquidation Rights

Section 3.01 With respect to rights upon Liquidation (as defined in Section 3.02 of this Article III), the Series B Stock shall rank equal to the Series D Stock and senior and prior to any and all other classes or series of Preferred Stock, except as otherwise approved by the affirmative vote or written consent of the Holders of at least a sixty-seven percent (67%) of the Series B Stock issued and outstanding at the time of any such vote or written consent. Furthermore, the Corporation may not designate any other class or series of common stock or preferred stock without first obtaining the affirmative vote or consent of the Holders of at least sixty-seven percent (67%) of the Series B Stock issued and outstanding at the time of any such vote or written consent.

Section 3.02 In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”), the sole participation to which the Holders of shares of Series B Stock then issued and outstanding (the “Series B Stockholders”) shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of Preferred Stock ranking upon Liquidation junior to such Series B Stock, is an amount per share equal to the Face Value (as hereinafter defined in Section 5.10). If upon any such Liquidation, the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders of shares of Series B Stock the full amount to which they shall be entitled, the Holders of shares of Series B Stock, and of any class or series of stock ranking upon liquidation on a parity with the Series B Stock, shall share pari passu in any distribution of the remaining assets and funds of the Corporation in proportion to the respective liquidation amounts that would otherwise be payable to the Holders of Preferred Stock with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

ARTICLE IV.

Restrictive Legend

Section 4.01 Any Series B Stock certificate issued in reference to this designation shall bear on its face the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

Section 4.02 The term “Exemption From or To Registration” shall mean, an exemption from or to registration under the Securities Act of 1933 and applicable state securities laws and then, only after receipt by the Corporation, its transfer agent and the Holders, of an opinion of counsel which clearly states that such an exemption is available to the Holder.

ARTICLE V.

Conversion and Face Value

Section 5.01 Any Holder of Series B Stock shall have the right to convert any or all of the Holder’s Series B Stock into a number of fully paid and non-assessable shares of Common Stock for each share of Series B Stock so converted, as set forth in this Article V.

(a)	Any Series B Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Article V by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such place as may be designated by the Corporation, the certificate or certificate for the shares to be converted (the “Series B Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it).

(b)	Each Series B Preferred Certificate shall be accompanied by written notice (the “Conversion Demand”) stating that such Holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued. Such conversion shall be deemed effective on the date when such delivery is made, and such date is referred to herein as the “Conversion Date”.

(c)	As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such Holder, at the place designated by such Holder, a certificate or certificates for the number of shares of Common Stock calculated pursuant to this Article V, to which such Holder is entitled.

(d)	The person in whose name the certificate or certificates of Common Stock are to be issued shall be deemed to have become a Holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the Holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Ratio (as hereinafter defined in Section 5.01(f)) shall be the Conversion Ratio in effect on the Conversion Date.

(e)	Upon conversion of only portion of the number of shares covered by a Series B Preferred Certificate, the Corporation shall issue and deliver to the Holder of such Series B Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series B Stock representing the unconverted portion of the Series B Preferred Certificate, which new certificate shall entitle the Holder thereof to all the rights, powers and privileges of a Holder of such shares.

(f)	The number of shares of Common Stock to be issued for each share of Series B Stock pursuant to a Conversion Demand shall be the number that is equal to 0.001% of the number of shares of Common Stock that would be issued and outstanding after the hypothetical conversion and issuance of all of the outstanding shares of any and all classes of convertible stock (including the Series B Stock) plus any and all convertible debt instruments plus any and all options and warrants outstanding at the time of the Conversion Demand (the “Conversion Ratio”).

(i)	Any fractional shares calculated and issued pursuant to this Section 5.01(f) shall be rounded up to the nearest whole share.

(ii)	In no event shall the Conversion Ratio be less than four thousand, three hundred (4,300) shares of Common Stock (the “Minimum Conversion Ratio”) and in no event shall the Conversion Ratio be more than ten thousand (10,000) shares of Common Stock (the “Maximum Conversion Ratio”).

Section 5.02 The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of any shares of Series B Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Series B Stock with respect to which such shares of Common Stock are being issued.

Section 5.03 The Corporation shall reserve out of its authorized, but unissued, shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Stock.

Section 5.04 All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

Section 5.05 In no event, shall a Holder of any Series B Stock be allowed to convert such shares of Series B Stock into Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder, and/or its affiliates, to exceed four and nine tenths percent (4.9%) of the currently issued and outstanding shares of the Corporation. As part of the Conversion Demand required by Section 5.01(b) above, the Holder shall affirm in that notice, under penalty of perjury, the exact number of shares held by the Holder on the date of the notice and the Corporation shall have the right to reduce any demand for conversion by a number such that the total number of shares of Common Stock held by the Holder after conversion will not exceed four and nine tenths percent (4.9%) of the currently issued and outstanding shares of Common Stock of the Corporation.

Section 5.06 Notwithstanding the limitations on conversion contained within Section 5.05 above, the limitations on conversion contained therein may be waived, in the sole discretion of the Holder upon, and at the election of the Holder, not less than sixty-one (61) days prior notice to the Corporation, and the provisions of the conversion limitation shall continue to apply until such sixty-first (61st) day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Section 5.07 In the event that the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Minimum and Maximum Conversion Ratios in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased and shall continue to be proportionately increased through any subsequent subdivision, subdivisions, issuance, or issuances.

Section 5.08 In the event that the Corporation shall at any time combine the outstanding shares of Common Stock, the Minimum and Maximum Conversion Ratios in effect immediately prior to such combination shall be proportionately decreased and shall continue to be proportionately decreased through any subsequent combination or combinations.

Section 5.09 In no event may the Corporation combine or divide the number of shares of Series B Stock outstanding, nor change the authorized number of shares of Series B Stock, except as otherwise approved by the affirmative vote or written consent of the Holders of at least sixty-seven percent (67%) of the Series B Stock issued and outstanding at the time of any such vote or written consent.

Section 5.10 As used herein, the term “Face Value” shall mean Thirty United States Dollars ($30.00) per share of Series B Stock.

ARTICLE VI.

Voting Rights

Section 6.01 A Holder of Series B Stock shall not be entitled to vote on any matter presented to the Common Stockholders of the Corporation for their action or consideration.

Section 6.02 Series B Stockholders are entitled to vote only on matters relating to modifications, adjustments, waivers or other changes or matters relating to Series B Stock, Each Series B Stock share shall have one (1) vote on matters relating to Series B Stock.

ARTICLE VII.

Certain Covenants

Section 7.01 Any Holder of Series B Stock may proceed to protect and enforce its rights and the rights of such Holders by any available remedy by proceeding at law or in equity, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

ARTICLE VIII.

Dividends

Section 8.01 The Series B Stock shall not be entitled to dividends.

ARTICLE IX.

Notice to the Corporation

Section 9.01 All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by first-class mail, postage prepaid, to the Corporation at its principal executive offices as may be fixed from time to time by the Board of Directors. Any notice to a Holder shall be made to their address as set forth on the books and records of the Corporation.

C.	SERIES C CONVERTIBLE PREFERRED STOCK

ARTICLE I.

Designation, Amount and Par Value

Section 1.01 This series of Preferred Stock shall be designated as the Series C Convertible Preferred Stock (the “Series C Stock”) and the number of shares so designated shall be fifty thousand (50,000), which shall not be subject to increase without the affirmative vote or written consent of the Holders of at least sixty-seven percent (67%) of the Series C Stock issued and outstanding at the time of any such vote or written consent. Each share of Series C Stock shall have no par value.

ARTICLE II.

Ranking

Section 2.01 The Series C Stock shall be, with respect to dividend rights and rights upon liquidation, winding-up or dissolution:

(a)	Senior to the Common Stock; and

(b)	Junior to the Series B Stock and the Series D Stock; and

(c)	Senior to any and all other classes or series of Preferred Stock, whether authorized now, or at any time in the future, unless any such subordination to any other class or series of Preferred Stock, is expressly agreed to, pursuant to an affirmative vote or a written consent of Holders of at least sixty-seven percent (67%) of the Series C Stock issued and outstanding at the time of any such vote or written consent.

ARTICLE III.

Liquidation Rights

Section 3.01 With respect to rights on Liquidation (as defined in Section 3.02 of this Article III), the Series C Stock shall rank junior to both the Series B Stock and Series D Stock and senior and prior to any and all other classes or series of the Corporation’s capital stock except as otherwise approved by the affirmative vote or written consent of the Holders of at least sixty-seven percent (67%) of the Series C Stock issued and outstanding at the time of any such vote or written consent. Furthermore, the Corporation may not designate any other class or series of common or preferred stock without first obtaining the affirmative vote or written consent of the Holders of at least a sixty-seven percent (67%) of the Series C Stock issued and outstanding.

Section 3.02 In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”), the sole participation to which the Holders of shares of Series C Stock then outstanding (the “Series C Stockholders”) shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Holders of the Corporation’s Common Stock or any other class or series of Preferred Stock ranking upon Liquidation junior to such Series C Stock, is an amount per share equal to the Face Value (as hereinafter defined in Section 5.10). If upon such Liquidation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series C Stock the full amount to which they shall be entitled, the Holders of shares of Series C Stock, and of any class or series of stock ranking upon liquidation on a parity with the Series C Stock, shall share pari passu in any distribution of the remaining assets and funds of the Corporation in proportion to the respective liquidation amounts that would otherwise be payable to the Holders of Preferred Stock with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

ARTICLE IV.

Restrictive Legend.

Section 4.01 Any Series C Stock certificate issued in reference to this designation shall bear on its face the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLED, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

Section 4.02 The term “Exemption From or To Registration” shall mean, an exemption from or to registration under the Securities Act of 1933 and applicable state securities laws and then, only after receipt by the Corporation, its Transfer Agent and the Holder, of an opinion of counsel, which clearly states that such an exemption is available to the Holder.

ARTICLE V.

Conversion and Face Value.

Section 5.01 Any Holders of Series C Stock shall have the right to convert any or all of the Holders of Series C Stock into a number fully paid and non-assessable shares of Common Stock for each share of Series C Stock so converted, as set forth in this Article V.

(a)	Any Series C Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Article V by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designed by the Corporation, the certificate or certificates for the shares to be converted (the “Series C Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it).

(b)	Each Series C Preferred Certificate shall be accompanied by written notice (the “Conversion Demand”) stating that such Holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued. Such conversion shall be deemed to be effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

(c)	As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such Holder, at the place designated by such Holder, a certificate or certificates for the number of shares of Common Stock, calculated pursuant to this Article V, to which such Holder is entitled.

(d)	The person in whose name the certificate or certificates of Common Stock are to be issued shall be deemed to have become a Holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the Holder shall be deemed to have become the Stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Ratio (as hereinafter defined in Section 5.01(f)) shall be the Conversion Ratio in effect on the Conversion Date.

(e)	Upon conversion of only a portion of the number of shares covered by a Series C Preferred Certificate, the Corporation shall issue and deliver to the Holder of such Series C Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series C Stock representing the unconverted portion of the Series C Preferred Certificate, which new certificate shall entitle the Holder thereof to all the rights, powers and privileges of a Holder of such shares.

(f)	The number of shares of Common Stock to be issued for each share of Series C Stock pursuant to a Conversion Demand shall be the number of Common Stock shares that is calculated by dividing (a) the number of shares of Series C Stock times the Face Value (the “Numerator”) divided by (b) sixty-six percent (66%) of the lowest closing price of the Common Stock, as quoted on any exchange or market upon which the Common Stock is traded over the sixty (60) calendar days preceding the date the Corporation and the Holder enter into an agreement to issue (a “Subscription”) for shares of Series C Stock (the “Sixty Day Low”) (the “Denominator”) (the “Conversion Ratio”), provided, however, that the Denominator shall not be less than $0.005 nor more than $0.01 unless otherwise agreed to in writing by the parties to any such Subscription. Any fractional shares calculated and issued pursuant to this Section 5.01(f) shall be rounded up to the nearest whole share. Any Subscription for shares of Series C Stock shall define the Thirty Day Average and the Conversion Rate at the time such Subscription is entered into.

Section 5.02 The Corporation shall pay all documentary, stamp or other transaction taxes (excluding income taxes) attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of any such shares of Series C Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Series C Stockholder with respect to which such shares of Common Stock are being issued.

Section 5.03 The Corporation shall reserve out of its authorized, but unissued, shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Stock.

Section 5.04 All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, folly paid and non-assessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

Section 5.05 In no event, shall a Holder of any Series C Stock be allowed to convert such shares of Series C Stock into Common Stock which, upon giving effect to such conversion, would cause the aggregate number of share of Common Stock beneficially owned by the Holder, and/or its affiliates, to exceed four and nine tenths percent (4.9%) of the currently issued and outstanding shares of the Corporation. As part of the Conversion Demand required by Section 5.01(b) above, the Holder shall affirm in that notice, under penalty of perjury, the exact number of shares held by Holder on the date of the notice and the Corporation shall have the right to reduce any demand for conversion by a number such that the total number of shares held by the Holder after conversion will not exceed four and nine tenths percent (4.9%) of the currently issued and outstanding shares of the Corporation.

Section 5.06 Notwithstanding the limitations on conversion contained within Section 5.05 above, the limitations on conversion contained therein may be waived, in the sole discretion of the Holder upon, and at the election of the Holder, not less than sixty-one (61) days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such sixty-first (61st) day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Section 5.07 In the event that the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Minimum and Maximum Conversion Ratios in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased and shall continue to be proportionately increased through any subsequent subdivision, subdivisions, issuance or issuances.

Section 5.08 In the event that the Corporation shall at any time combine the outstanding shares of Common Stock, the Minimum and Maximum Conversion Ratios in effect immediately prior to such combination shall be proportionately decreased and shall continue to be proportionately decreased through any subsequent combination or combinations.

Section 5.09 In no event may the Corporation combine or divide the number of shares of Series C Stock outstanding, nor change the authorized number of shares of Series C Stock, except as otherwise approved by the affirmative vote or written consent of the Holders of at least sixty-seven percent (67%) of the Series C Stock issued and outstanding at the time of any such vote or written consent.

Section 5.10 As used herein, the term “Face Value” shall mean one hundred United States Dollars ($100.00) per share of Series C Stock.

ARTICLE VI.

Voting Rights

Section 6.01 For the purposes of this Article VI the term “Holder” shall have the meaning of the Holder to whom Series C Stock was originally issued by the Corporation (the “Original Holder”), or a Holder in due course of Series C Stock obtained in any legal manner from the Original Holder, his heirs, successors or assigns.

(a)	Voting Rights Prior to Conversion by Holder.

i.	A Holder of Series C Stock shall not be entitled to vote on any matters requiring the vote of the Common Stock prior to conversion by the Holder.

ii.	Series C Stockholders are entitled to vote only on matters relating to modifications, adjustments, waivers or other changes or matters relating to Series C Stock.

(b)	Voting Rights After Conversion but Prior to Sale by the Holder. Upon the election to convert Series C Stock to Common Stock pursuant to Article V, the Holder of any such Common Stock, obtained by virtue of a Conversion Demand pursuant to Article V (“Converted Common Stock”), shall not be entitled to vote on any matters requiring a shareholder vote of the Corporation and those shares of Converted Common Stock shall not be counted for the purposes of determining the number of shares entitled to vote at any regular or special meeting of the shareholders of the Corporation.

(c)	Voting After Conversion and Sale by the Original Holder.

i.	Upon any sale of any Converted Common Stock, the right to vote such shares, by the purchaser of Common Stock from a Holder, or from such purchaser by a purchaser in due course (the “Purchaser”), shall be the same as for any other Common Stock, and those shares of Common Stock shall be counted for the purposes of determining the number of shares entitled to vote at any regular or special meeting of the stockholders of the Corporation. Any subsequent sales by a Purchaser or Holder in due course therefrom, shall be the same as for any other Common Stock, and those shares of Common Stock shall be counted for the purposes of determining the number of shares entitled to vote at any regular or special meeting of the stockholders of the Corporation.

ii.	The voting rights available to a Purchaser by virtue of a purchase under this Article VI, shall only be available to the Purchaser in the event that the sale of Converted Common Stock was made to the Purchaser under a Valid Exemption From or To Registration (as that term is defined in Section 4.02 of Article IV of this Certificate of Designation); and

iii.	In the event that any sales of Converted Common Stock are made by a Holder, absent an Exemption From or To Registration, then the shares shall be treated, for purposes of voting, in accordance with the restrictions on voting described in this Article VII, until such time as they are sold by the Purchaser pursuant to an Exemption From or To Registration.

ARTICLE VII.

Certain Covenants

Section 7.01 Any Holder of Series C Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity, whether for the specific enforcement of any provision herein or in this Certificate of Designation or aid of the exercise of any power granted herein, or to enforce any other proper remedy.

ARTICLE VIII.

Dividends

Section 8.01 The Series C Stock shall not be entitled to dividends.

ARTICLE IX.

Notice to the Corporation

Section 9.01 All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by first-class mail, postage prepaid, to the Corporation at its principal executive offices as may be fixed from time to time by the Board of Directors. Any notice to a Holder shall be made to their address as set forth on the books and records of the Corporation.

D.	SERIES D CONVERTIBLE PREFERRED STOCK

ARTICLE I.

Designation, Amount and Par Value

Section 1.01 This series of Preferred Stock shall be designated as the Corporation’s Series D Convertible Preferred Stock (the “Series D Stock”) and the number of shares so designated shall be five hundred thousand (500,000), which shall not be subject to increase without the affirmative vote or written consent of the Holders of at least sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent. Each share of Series D Stock shall have no par value.

ARTICLE II.

Ranking

Section 2.01 The Series D Stock shall be, with respect to dividend rights and rights upon liquidation, winding up or dissolution:

(a)	Senior to the Common Stock; and

(b)	Equal to the Series B Stock; and

(c)	Senior to any and all other classes or series of Preferred Stock, whether authorized now, or at any time in the future, unless any such subordination to any other class or series of Preferred Stock, is expressly agreed to, pursuant to an affirmative vote or written consent of Holders of at least sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent.

ARTICLE III.

Liquidation Rights

Section 3.01 With respect to rights on Liquidation (as defined in Section 3.02 of this Article III), the Series D Stock shall rank equal to the Series B Stock and senior and prior to the any and all classes of the Corporation’s common stock, and to any and all other classes or series of Preferred Stock of the Corporation, except as otherwise approved by the affirmative vote or written consent of the Holders of at least a sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent. Furthermore, the Corporation may not designate any other class of common stock or preferred stock without first obtaining the affirmative vote or consent of the Holders of at least sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent.

Section 3.02 In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”), the sole participation to which the Holders of shares of Series D Stock then issued and outstanding (the “Series D Stockholders”) shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of the Common Stock or any other class or series of preferred stock ranking on Liquidation junior to such Series D Stock, is an amount per share equal to the Face Value (as hereinafter defined in Section 5.09). If upon any such Liquidation, the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders of shares of Series D Stock the full amount to which they shall be entitled, the Holders of shares of Series D Stock, and of any class or series of stock ranking upon liquidation on a parity with the Series D Stock, shall share pari passu in any distribution of the remaining assets and funds of the Corporation in proportion to the respective liquidation amounts that would otherwise be payable to the Holders of preferred stock with respect to the shares held by them upon such distribution if all amounts payable on or with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

ARTICLE IV.

Restrictive Legend

Section 4.01 Any Series D Stock certificate issued in reference to this designation shall bear on its face the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

Section 4.02 The term “Exemption From or To Registration” shall mean, an exemption form or to registration, under the Securities Act of 1933 and applicable state securities laws and then, only after receipt, by the Corporation, its Transfer Agent and the Holder, of an opinion of counsel which clearly states that such an exemption is available to the Holder.

ARTICLE V.

Conversion and Face Value

Section 5.01 Any Holder of Series D Stock shall have the right to convert any or all of the Holder’s Series D Stock into a number of fully paid and non-assessable shares of Common Stock for each share of Series D Stock so converted, as set forth in this Article V.

(a)	Any Series D Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Article V by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “Series D preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it).

(b)	Each Series D Preferred Certificate shall be accompanied by written notice (the “Conversion demand”) stating that such Holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued. Such conversion shall be deemed to be effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

(c)	As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such Holder, at the place designated by such Holder, a certificate or certificates for the number of shares of Common Stock calculated pursuant to this Article V, to which such Holder is entitled.

(d)	The person in whose name the certificate or certificates of Common Stock are to be issued shall be deemed to have become a Holder of record of Common Stock on the applicable Conversation Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the Holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Ratio (as hereinafter defined in Section 5.01(f)) shall be the Conversion Ratio in effect on the Conversion Date.

(e)	Upon conversion of only a portion of the number of shares covered by a Series D Preferred Certificate, the Corporation shall issue and deliver to the Holder of such Series D Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series D Stock representing the unconverted portion of the Series D Preferred Certificate, which new certificate shall entitle the Holder thereof to all the rights, powers and privileges of a Holder of such shares.

(f)	The number of shares to be issued in conversion of each share of Series D Stock upon receipt of a Conversion Demand shall be one thousand (1,000) Common shares for each Series D Stock share converted (the “Conversion Ratio”). The number of shares to be issued upon conversion may not be increased at any time without the consent of at least sixty-seven percent (67%) of all of the other series of preferred stock issued and outstanding at the time of any such vote or written consent.

Section 5.02 The Corporation shall pay ail documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of any shares of Series D Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Series D Stock with respect to which such shares of Common Stock are being issued.

Section 5.03 The Corporation shall reserve out of its authorized, but unissued, shares of Common Stock, solely for the purpose of effecting the conversion of the Series D Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series D Stock.

Section 5.04 All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

Section 5.05 In no event, shall a Holder of any Series D Stock be allowed to convert such shares of Series D Stock into common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder, and/or its affiliates, to exceed four and nine tenths percent (4.9%) of the currently issued and outstanding shares of the Corporation. As part of the Conversion Demand required by Section 5.01(b) above, the Holder shall affirm in that notice, under penalty of perjury, the exact number of share held by the Holder on the date of the notice and the Corporation shall have the right to reduce any demand for conversion by a number such that the total number of share of Common Stock held by the Holder after conversion will not exceed four and nine tenths percent (4.9%) of the currently issued and outstanding shares of Common Stock of the Corporation.

Section 5.06 Notwithstanding the limitations on conversion contained within Section 5.05 above, the limitations on conversion contained therein may be waived, in the sole discretion of the Holder upon, and at the election of the Holder, not less than sixty-one (61) days prior notice to the Corporation, and the provisions of the conversion limitation shall continue to apply until such sixty-first (61st) day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Section 5.07 Effect of Subdivisions, Combinations and Dividends.

(a)	In the event that the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Ratio in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased and shall continue to be proportionately increased through any subsequent subdivision, subdivisions, issuance or issuances.

(b)	In the event that the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination shall be proportionally decreased and shall continue to be proportionately decreased through any subsequent combination or combinations.

Section 5.08 In no event may the Corporation shall at any time combine or divide the number of shares of Series D Stock outstanding, nor change the authorized number of shares of Series D Stock, except as otherwise approved by the affirmative vote or written consent of the Holders of at least sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent.

Section 5.09 As used herein, the term “Face Value” shall mean Forty United States Dollars ($40.00) per share of Series D Stock. Notwithstanding the foregoing, if any agreement under which Series D Stock is subscribed specified a different Face Value, the Face Value so specified shall supersede and replace the Face Value specified herein.

ARTICLE VI.

Voting Rights of Series D Stockholders

Section 6.01 Holders are entitled to vote on matters relating to modifications, adjustments, waivers or other changes or matters relating only to Series D Stock. Each Holder of the Series D Stock shall have one (1) vote per each share on matters relating only to the Series D Stock.

Section 6.02 Definitions. For the purposes of this Article VI, the following terms shall have the meaning set forth herein.

(a)	An “Original Holder” shall mean any person that obtains any Series D Stock in any manner, directly from the Corporation, whether by purchase, gift, grant, the order of any court, state or federal agency, arbitrator or in any other manner in any transaction.

(b)	A “Subsequent Holder” shall mean any Holder that obtains any Series D Stock from any Original Holder in any transaction or series of transactions whereby the Subsequent Holder is not in privity of contract with the Corporation as regards the transfer of any Series D Stock from an Original Holder.

(c)	A “Shareholder Meeting” shall mean any annual, regular or special meeting of the shareholders, or any written consent held in lieu of any annual, regular or special meeting of the shareholders where any matters are presented to the Common stockholders of the Corporation for their vote, action or consideration.

(d)	“NRS” is the Nevada Revised Statutes.

(e)	An “Affirmative Vote” shall mean any vote of the shareholders at any Shareholder Meeting, that meets any and all requirements of the NRS, the Articles of Incorporation and/or the By-Laws of the Corporation as they may relate to Shareholder Meetings, notices of Shareholder Meetings, voter thresholds required at any Shareholder Meetings and waiver of any notices of Shareholder Meetings.

Section 6.03 Voting Rights of Original Holders and Subsequent Holders related to matters presented to the Common stockholders.

(a)	No Original Holder shall be entitled to any vote at any Shareholder Meeting.

(b)	Each Subsequent Holder shall be entitled to vote at any Shareholder Meeting and each such Subsequent Holder shall have one thousand (1,000) votes for each Series D share outstanding in their name on the books of the Corporation.

Section 6.04 Notwithstanding the above, no Subsequent Holder shall be entitled to vote at any Shareholder Meeting unless and until;

(a)	The Corporation has either, fully complied with all of the requirements of Rule 14C (17CFR § 240.14c-1 through 17 CFR § 240.14c-101, inclusive) as promulgated by the Securities and Exchange Commission (“SEC”) regarding notification of an Affirmative Vote by the written consent, specifically authorizing the Board of Directors to designate classes or series of preferred stock with voting and/or super majority voting rights; or

(b)	The Corporation has fully complied with all of the requirements of Regulation 14A (17 CFR § 240.14a-1 through 17 CFR § 240.14b-2, inclusive) as promulgated by the SEC regarding the solicitation of proxies from shareholders and the Corporation has obtained the Affirmative Vote, specifically authorizing the Board of Directors to designate classes or series of preferred stock with voting and/or super majority voting rights; and

(c)	The Corporation has filed an amendment to its Articles of Incorporation, authorizing the Board of Directors to designate classes or series of preferred stock with voting, and/or super majority voting rights, subsequent to an Affirmative Vote and after the Corporation has fully complied with all of the requirements of either subsection (a) or (b) of this Section 6.04.

ARTICLE VII.

Certain Covenants

Section 7.01 Any Holder of Series D Stock may proceed to protect and enforce its rights and the rights of such Holders by any available remedy by proceeding at law or in equity, whether for the specific enforcement of any provision herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

ARTICLE VIII.

Dividends

Section 8.01 The Series D Stock shall not be entitled to dividends.

ARTICLE IX.

Notice to the Corporation

Section 9.01 All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by first-class mail, postage prepaid, to the Corporation at its principal executive offices as may be fixed from time to time by the Board of Directors. Any notice to a Holder shall be made to their address as set forth on the books and records of the Corporation.

FIFTH. The governing board of the Corporation shall be known collectively as the Board of Directors, and individually as a director. The number of directors may from time to time be increased or decreased in such manner as provided by the Corporation’s Bylaws and the Nevada Revised Statutes (“NRS”), provided that the number of directors shall not be reduced to fewer than two (2), and not more than seven (7). The following persons shall serve as directors until their successors be elected and qualified are:

Edward Kurtz -18011 Sky Park Circle, Suite N, Irvine, CA 92614

John Garbino - 18011 Sky Park Circle, Suite N, Irvine, CA 92614

Evon Midei - 18011 Sky Park Circle, Suite N, Irvine, CA 92614

Jonathan Renkas M.D. - 18011 Sky Park Circle, Suite N, Irvine, CA 92614

Kelly Reynolds -18011 Sky Park Circle, Suite N, Irvine, CA 92614

SIXTH. All past, current and/or future officers and directors of the Corporation shall not be personally liable to the Corporation or its shareholders of the Corporation for damages for breach of fiduciary duty as a director and/or officer. This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful distributions prohibited by NRS §78.300.

SEVENTH. Actions, which by the terms of the Nevada Revised Statutes would normally require a two-thirds (2/3) majority vote of the shareholders, shall only require a simple majority.

EIGHTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Edward Kurtz - 18011 Sky Park Circle, Suite N, Irvine, CA 92614

I, the undersigned, being the Incorporator for the purpose of forming a corporation pursuant to the NRS, do make and file these Articles of Incorporation.

Date: 12/16/2014
Edward Kurtz, Incorporator